EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Aqua Alliance Inc. (formerly Air & Water Technologies Corporation) previously filed Registration Statement on Form S-8 (No. 33-36327) of our report, dated January 12, 1999, which appears on page 37 of this annual report on Form 10-K.



                          McGLADREY & PULLEN, LLP


New York, New York
January 28, 1999